News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Fourth Quarter and Fiscal 2014 Results

•	Fiscal 2014 adjusted earnings per diluted share grew 6% to $2.50

•	Fiscal 2014 operating cash flow increased 34% to $560 million

•	2014 adjusted operating margins expanded 80 bps to 18.4%

York, PA - February 18, 2015 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months and year ended December 31, 2014.

Fourth Quarter Results

Net sales in the fourth quarter of 2014 of $719.0 million decreased 5% from $753.7 million in the fourth quarter of 2013. Net sales, excluding precious metals content, of $691.0 million decreased 3% from $713.7 million in the fourth quarter of 2013. The revenue decline, excluding precious metals, primarily reflects constant currency growth of 2% that was more than offset by a 5% headwind from foreign currency translation.

Net income attributable to DENTSPLY International for the fourth quarter of 2014 was $84.7 million, or $0.59 per diluted share, compared to $74.4 million, or $0.51 per diluted share in the fourth quarter of 2013. On an adjusted basis, excluding certain items, net earnings decreased to $0.60 per diluted share from $0.61 per diluted share in the fourth quarter of 2013. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Full Year Results

Net sales for the full year 2014 were $2.92 billion, a decrease of 1% from the prior year. Net sales in 2014, excluding precious metal content, were $2.79 billion, a 1% increase over 2013, reflecting positive constant currency growth in each of DENTSPLY’s major geographic regions which includes the United States, Europe, and Rest of World. Constant currency growth of 2% was partially offset by a 1% headwind from currency translation.

Net income attributable to DENTSPLY International for fiscal 2014 was $322.9 million, or $2.24 per diluted share, compared to $313.2 million, or $2.16 per diluted share for 2013. On an adjusted basis, excluding certain items, earnings of $2.50 per diluted share increased 6% from $2.35 per diluted share in 2013. A reconciliation of this non-GAAP measure to earnings per share on a GAAP basis is provided on the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “DENTSPLY set new records for adjusted earnings and operating cash flow in 2014, which grew 6% and 34%, respectively, despite continued slow market conditions in Europe. The Company grew revenues organically in all three geographic regions, and we are particularly pleased with an 80 basis point improvement in adjusted operating margins during the year. Looking ahead, we remain actively engaged in our global efficiency program to provide another lever for future value creation irrespective of variable market growth conditions. We believe global dental markets remain mixed with modest improvement in the US and continued stable but slow growth rates across most of Europe. Significant currency volatility and current exchange rates represent a sizeable headwind in our 2015 financial outlook. As we execute the next phase of our efficiency program we anticipate offsetting some of this headwind. Applying our 2015 performance assumptions and current exchange rates leads us to expect adjusted earnings for 2015 in the range of $2.50 to $2.60 per diluted share.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com. A live webcast will be accessible via a link on DENTSPLY's web site at www.dentsply.com. In order to join the call, please dial (888) 471-3842 for domestic calls, or (719) 457-2656 for international calls. The Conference ID # is 7838069. At that time, you will be able to discuss fourth quarter and fiscal 2014 results with Bret Wise, DENTSPLY's Chairman and Chief Executive Officer, Chris Clark, President and Chief Financial Officer, and Jim Mosch, Executive Vice President and Chief Operating Officer.

A rebroadcast of the conference call will be available online at the DENTSPLY web site. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 7838069.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 115 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, volatility in the capital markets or changes in our credit ratings, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, risks associated with our competitors’ introduction of generic or private label products, our ability to accurately predict dealer and customer inventory levels, our ability to successfully realize the benefits of any cost reduction or restructuring efforts, our ability to obtain a supply of certain finished goods and raw materials from third parties and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the net of tax impact of the following:

(1) Business combination related costs. These adjustments include costs related to integrating and consummating recently acquired businesses and costs, gains and losses related to the disposal of businesses or product lines. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring, restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Beginning in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. As such, amortization expense has been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Certain fair value adjustments related to an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company’s convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate’s equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2014	2013	2014	2013

Net sales	$719,041	$753,658	$2,922,620	$2,950,770
Net sales, excluding precious metal content	691,011	713,699	2,792,676	2,771,728

Cost of products sold	325,990	355,819	1,322,831	1,373,358

Gross profit	393,051	397,839	1,599,789	1,577,412
% of Net sales	54.7%	52.8%	54.7%	53.5%
% of Net sales, excluding precious metal content	56.9%	55.7%	57.3%	56.9%

Selling, general and administrative expenses	283,163	292,127	1,143,106	1,144,890

Restructuring and other costs	6,545	8,291	11,083	13,356

Operating income	103,343	97,421	445,600	419,166
% of Net sales	14.4%	12.9%	15.2%	14.2%
% of Net sales, excluding precious metal content	15.0%	13.7%	16.0%	15.1%

Net interest and other expense	8,625	9,494	41,227	49,831

Income before income taxes	94,718	87,927	404,373	369,335

Provision for income taxes	11,289	12,552	81,120	52,150

Equity in net earnings (loss) of
unconsolidated affiliated company	1,284	656	(340)	976

Net income	84,713	76,031	322,913	318,161
% of Net sales	11.8%	10.1%	11.0%	10.8%
% of Net sales, excluding precious metal content	12.3%	10.7%	11.6%	11.5%

Less: Net income attributable to noncontrolling interests	3	1,603	59	4,969

Net income attributable to DENTSPLY International	$84,710	$74,428	$322,854	$313,192

% of Net sales	11.8%	9.9%	11.0%	10.6%
% of Net sales, excluding precious metal content	12.3%	10.4%	11.6%	11.3%

Earnings per common share:
Basic	$0.60	$0.52	$2.28	$2.20
Dilutive	$0.59	$0.51	$2.24	$2.16

Cash dividends declared per common share	$0.06625	$0.06250	$0.02650	$0.25000

Weighted average common shares outstanding:
Basic	141,254	142,539	141,714	142,663
Dilutive	143,996	145,157	144,219	144,965

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2014	2013
Assets

Current Assets:

Cash and cash equivalents	$151,639	$74,954
Accounts and notes receivable-trade, net	426,606	472,802
Inventories, net	387,095	438,559
Prepaid expenses and other current assets	241,630	157,487
Total Current Assets	1,206,970	1,143,802

Property, plant and equipment, net	588,845	637,172
Identifiable intangible assets, net	670,840	795,323
Goodwill, net	2,089,339	2,281,596
Other noncurrent assets, net	94,271	220,154

Total Assets	$4,650,265	$5,078,047

Liabilities and Equity

Current liabilities	$653,592	$796,405
Long-term debt	1,152,882	1,166,178
Deferred income taxes	165,551	238,394
Other noncurrent liabilities	356,042	299,096
Total Liabilities	2,328,067	2,500,073

Total DENTSPLY International Equity	2,321,279	2,535,053
Noncontrolling interests	919	42,921
Total Equity	2,322,198	2,577,974

Total Liabilities and Equity	$4,650,265	$5,078,047

DENTSPLY INTERNATIONAL INC.
(In thousands)

Supplemental Summary Cash Flow Information:

Year Ended December 31, 2014 and 2013

	Year Ended December 31,
	2014	2013

Net Cash Provided by Operating Activities	$560,401	$417,846
Net Cash Used in Investing Activities	$138,693	$260,231
Net Cash Used in Financing Activities	$336,183	$161,685

Depreciation	$81,163	$81,639
Amortization	$47,914	$46,264
Capital Expenditures	$99,578	$100,345
Cash Dividends Paid	$37,387	$34,874

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended December 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$103,342	15.0%
Amortization of Purchased Intangible Assets	11,484	1.6%
Restructuring and Other Costs	6,582	0.9%
Acquisition-Related Activities	1,209	0.2%
Adjusted Non-US GAAP Operating Income	$122,617	17.7%

Three Months Ended December 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$97,421	13.7%
Amortization of Purchased Intangible Assets	11,569	1.6%
Restructuring and Other Costs	9,296	1.3%
Acquisition-Related Activities	4,336	0.6%
Adjusted Non-US GAAP Operating Income	$122,622	17.2%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Year Ended December 31, 2014
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$445,600	16.0%
Amortization of Purchased Intangible Assets	47,914	1.7%
Restructuring and Other Costs	12,463	0.5%
Acquisition-Related Activities	6,827	0.2%
Adjusted Non-US GAAP Operating Income	$512,804	18.4%

Year Ended December 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$419,166	15.1%
Amortization of Purchased Intangible Assets	46,221	1.7%
Restructuring and Other Costs	14,639	0.5%
Acquisition-Related Activities	8,778	0.3%
Adjusted Non-US GAAP Operating Income	$488,804	17.6%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended December 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$84,710	$0.59
Amortization of Purchased Intangible Assets, Net of Tax	7,966	0.06
Restructuring and Other Costs, Net of Tax	4,393	0.03
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(397)	—
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	(466)	—
Acquisition Related Activities, Net of Tax	(1,788)	(0.01)
Income Tax-Related Adjustments	(7,861)	(0.06)
Rounding	—	(0.01)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$86,557	$0.60

Three Months Ended December 31, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$74,428	$0.51
Amortization of Purchased Intangible Assets, Net of Tax	8,081	0.06
Restructuring and Other Costs, Net of Tax	5,259	0.04
Acquisition Related Activities, Net of Tax	3,048	0.02
Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	147	—
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	(365)	—
Income Tax-Related Adjustments	(2,665)	(0.02)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$87,933	$0.61

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Year Ended December 31, 2014
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$322,854	$2.24
Amortization of Purchased Intangible Assets, Net of Tax	33,614	0.23
Restructuring and Other Costs, Net of Tax	8,506	0.06
Acquisition Related Activities, Net of Tax	1,952	0.01
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	(451)	—
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(1,190)	(0.01)
Income Tax-Related Adjustments	(4,325)	(0.03)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$360,960	$2.50

Year Ended December 31, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$313,192	$2.16
Amortization of Purchased Intangible Assets, Net of Tax	32,309	0.22
Restructuring and Other Costs, Net of Tax	9,721	0.07
Acquisition Related Activities, Net of Tax	5,890	0.04
Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	2,339	0.02
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company, Net of Tax	(1,200)	(0.01)
Income Tax-Related Adjustments	(21,054)	(0.15)
Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$341,197	$2.35

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended December 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$94,718	$(11,289)	11.9%
Amortization of Purchased Intangible Assets	11,484	(3,518)
Restructuring and Other Costs	6,582	(2,189)
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(181)	56
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	(759)	293
Acquisition-Related Activities	(2,060)	272
Income Tax-Related Adjustments	—	(7,861)
As Adjusted - Non-US GAAP Operating Results	$109,784	$(24,236)	22.1%

Three Months Ended December 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$87,927	$(12,552)	14.3%
Amortization of Purchased Intangible Assets	11,569	(3,488)
Restructuring and Other Costs	8,736	(3,477)
Acquisition-Related Activities	4,336	(1,288)
Loss on Fair Value Adjustments related to an Unconsolidated Affiliated Company	3	(1)
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	(593)	228
Income Tax-Related Adjustments	—	(2,665)
As Adjusted - Non-US GAAP Operating Results	$111,978	$(23,243)	20.8%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Year Ended December 31, 2014
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$404,373	$(81,120)	20.1%
Amortization of Purchased Intangible Assets	47,914	(14,300)
Restructuring and Other Costs	12,463	(3,957)
Acquisition-Related Activities	3,558	(1,606)
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	(11)	3
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(735)	284
Income Tax-Related Adjustments	—	(4,325)
As Adjusted - Non-US GAAP Operating Results	$467,562	$(105,021)	22.5%

Year Ended December 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$369,335	$(52,150)	14.1%
Amortization of Purchased Intangible Assets	46,221	(13,912)
Restructuring and Other Costs	14,079	(4,358)
Acquisition-Related Activities	8,778	(2,888)
Credit Risk and Fair Value Adjustments to Outstanding Derivatives	3,809	(1,470)
Gain on Fair Value Adjustments related to an Unconsolidated Affiliated Company	(17)	5
Income Tax-Related Adjustments	—	(21,054)
As Adjusted - Non-US GAAP Operating Results	$442,205	$(95,827)	21.7%